ARTICLES OF INCORPORATION

                                OF

                   TERRA MERGER SUBSIDIARY, INC.



         The undersigned natural person, being at least eighteen years of age, acting as incorporator of a corporation under the Utah Revised Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

                             ARTICLE I

          The   name   of   this  corporation  is  Terra   Merger
          Subsidiary, Inc.

                            ARTICLE II

         The purpose for which the Company is organized is to conduct any lawful act, activities and pursuits for which a corporation may be organized under the Utah Revised Business
     Corporation Act.  Its duration shall be perpetual.

                            ARTICLE III

         The corporation is authorized to issue one class of shares, to be designated common stock. The total number of shares of common stock that this corporation is authorized to issue is Fifty Thousand (50,000). The common stock shall have a par value of one cent. ($.01) per share. The common stock shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act and shall be entitled to receive the net assets of the corporation upon dissolution.

                            ARTICLE IV

          The street address of the initial registered office of the corporation is 5912 West 11600 South, Payson, Utah, 84651. The name of the corporation's initial registered agent at that office is Wayne Hanson. The signature of this registered agent is set forth on the signature page of these Articles of Incorporation.

                             ARTICLE V

          To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. Neither any amendment nor appeal of this Article V, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                            ARTICLE VI


          The name and address of the incorporator is:

                       Wayne Hanson
                       5912 West 11600 South
                       Payson, Utah 84651

          DATED this       29th    day of April, 1996.


                                   /s/_____________________
                                   Wayne Hanson,
                                   Incorporator



          The undersigned hereby accepts and acknowledges appointment as the initial registered agent of the corporation named above, and confirms that the undersigned meets the requirements of Section 501 of the Utah Revised
     Business Corporation Act.


                                   /s/_____________________
                                   Wayne Hanson,
                                   Registered Agent











                          REVISED BYLAWS

                                OF

                       TERRA SYSTEIMS, INC.

                         TABLE OF CONTENTS


                                                             PAGE
ARTICLE I      NAME, REGISTERED OFFICE, AND REGISTERED
               AGENT

   1.  Name...............................                     1
   1
   1.  Business Office...........................              1
   2
   1.  Registered Office...........................            1
   3

ARTICLE II  SHAREHOLDERS

   2.  Annual Shareholder Meetings......................       1
   1
   2.  Special Shareholder Meetings......................      2
   2
   2.  Place of Shareholder Meeting....................        2
   3
   2.  Notice of Shareholder Meeting.....................      2
   4
   2.  Fixing of Record Date.........................          4
   5
   2.  Shareholder List.........................               5
   6
   2.  Shareholder Quorum and Voting                           5
   7   Requirements...............
   2.  Increasing Either Quorum or Voting                      6
   8   Requirements.............
   2.  Proxies...............................                  6
   9
   2.  Voting of Shares...........................             7
   10
   2.  Corporation's Acceptance of                             7
   11  Votes....................
   2.  Informal Action by Shareholders....................     8
   12
   2.  Voting For Directors.........................           9
   13
   2.  Shareholder's Right to Inspect Corporate                9
   14  Records............
   2.  Financial Statements shall be Furnished to the
   15
       Shareholders............................               10
   2.  Dissenter's Rights..........................           11
   16

ARTICLE III BOARD OF DIRECTORS

   3.  General Powers...........................              11
   1
   3.  Number, Tenure, and Qualifications of                  11
   2   Directors.............
   3.  Regular Meetings of the Board of                       12
   3   Directors................

   3.  Special Meetings...........................            12
   4
   3.  Notice of, and waiver of Notice for, Special           12
   5   Director Meetings..........................
   3.  Director Quorum.........................               13
   6
   3.  Directors, Manner of Acting........................    13
   7
   3.  Establishing a "Supermajority " Quorum or Voting
   8
       Requirement for the Board of                           14
       Directors..................
   3.  Director Action Without a                              14
   9   Meeting...................
   3.  Removal of Directors..........................         15
   10
   3.  Board of Director Vacancies........................    15
   11
   3.  Director Compensation..........................        15
   12
   3.  Director Committees..........................          16
   13
   3.  Chairman............................                   17
   14

ARTICLE IV OFFICERS

   4.  Number of Officers..........................           17
   1
   4.  Appointment and Term of Office....................     17
   2
   4.  Removal of Officers.........................           17
   3
   4.  President..............................                18
   4
   4.  The Vice-Presidents.........................           18
   5
   4.  The Secretary.............................             18
   6
   4.  The Treasurer.............................             19
   7
   4.  Assistant Secretaries and Assistant                    19
   8   Treasurers.................
   4.  Salaries..............................                 20
   9
   4.  Other Officers............................             20
   10
   4.  Surety Bonds..............................             20
   11

ARTICLE V              INDEMNIFICATION OF DIRECTORS,
OFFICERS, AGENTS,
                                 AND EMPLOYEES

   5.  Indemnification of Directors.......................    20
   1
   5.  Advance Expenses for Directors....................     21
   2
   5.  Indemnification of Officers, Agents and
   3
       Employees Who Are Not Directors...................     22

ARTICLE V1   CERTIFICATES FOR SHARES AND THEIR TRANSFER

   6.  Certificates for Shares.........................       22
   1
   6.  Shares Without Certificates.......................     23
   2
   6.  Registration of the Transfer of                        23
   3   Shares...................
   6.  Restriction on Transfer of Shares                      23
   4   Permitted.................

   6.  Acquisition of Shares.........................         24
   5
   6.  Lost or Destroyed Certificates.....................    25
   6

ARTICLE VII    DISTRIBUTIONS

   7.  Distributions............................              25
   1

ARTICLE VIII   CORPORATE SEAL

   8.  Corporate Seal............................             25
   1

ARTICLE IX     CONTRACTS, LOANS, CHECKS AND DEPOSITS

   9.  Contracts..............................                25
   1
   9.  Loans.................................                 26
   2
   9.  Deposits...............................                26
   3
   9.  Checks and Drafts............................          26
   4
   9.  Bonds and Debentures........................           26
   5

ARTICLE X      EMERGENCY BYLAWS

   10  Emergency Bylaws..........................             26
   .1

ARTICLE XI     AMENDMENTS

   11  Amendments............................                 27
   .1

ARTICLE XII    EXEMPTION FROM CONTROL SHARES ACQUISITION      28
               ACT







                         REVISED BYLAWS OF
                        TERRA SYSTEMS, INC.


                             ARTICLE I
                NAME, OFFICES AND REGISTERED AGENT

     1.1  Name.

          The name of this corporation is Terra Systems, Inc.

     1.2  Business Office.

          The principal office of the corporation shall be located at any place either within or outside the State of Utah as designated in the company's most recent document on file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Division") providing information regarding the principal office of the corporation. The corporation may have such other offices, either within or without the State of Utah as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in 2.14 of Article II of these bylaws.

     1.3  Registered Office.

          The  registered office of the corporation, required  by
     Section  501  of  the Utah Revised Business Corporation  Act
     (the "Act") shall be located within Utah. The address of the registered office may be changed from time to time.

                            ARTICLE II
                           SHAREHOLDERS

     2.1  Annual Shareholder Meeting.

          The annual meeting of the shareholders shall be held on the 1st day of May, in each year, beginning with the year 1997, at the hour of 10:00 o'clock a.m., or at such other time on such other day within such month as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day.

          If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

          Failure to hold an annual meeting shall not work a forfeiture or dissolution of the corporation.

     2.2  Special Shareholder Meetings.

          Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the president, or by the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

     2.3  Place of Shareholder Meeting.

          The board of directors may designate any place for any annual or special meeting of the shareholders, unless a majority of the shareholders entitled to vote at the meeting agree by written consents (which may be in the form of waiver of notice or otherwise) to another location, which may be either within or without the State of Utah. If no designation is made, the place of meeting shall be the principal office of the corporation.

     2.4  Notice of Shareholder Meeting.

         (a) Required notice.

               Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record, entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of:

               (1) When deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid;

               (2) On the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee;

               (3)  When received; or

               (4) Five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

         (b)  Adjourned Meeting.

               If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the-new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed then notice must be given pursuant to the requirements of paragraph (a) of this 2.4, to those persons who are shareholders as of the new record date.

         (c)  Waiver of Notice.

              The  shareholder may waive notice  of  the  meeting
         (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

         A shareholders's attendance at a meeting:

         (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          (d)  Contents of Notice.

               The notice of each special shareholder meeting shall include a description of the purposes for which the meeting is called. Except as provided in this 2-4(d), or as provided in the corporation's articles, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

               If a purpose of any shareholder meeting is to consider either:

          (1)  A   proposed   amendment  to   the   articles   of
               incorporation (including any restated articles requiring shareholder approval);

          (2)  A plan of merger or share exchange;

          (3) The sale, lease, exchange or other disposition of all, or substantially all of the corporation's property;

          (4)  The dissolution of the corporation; or

          (5) The removal of a director, the notice must so state and be accompanied by respectively a copy or summary of the:

               (1)  Articles of amendment;
               (2)  Plan of merger or share exchange; and
               (3) Transaction for disposition of all the corporation's property.

          If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Part 13 of the Act. If the corporation issues, or authorizes the issuance of shares for promissory notes of for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares authorized or issued, and the consideration received with or before the notice of the next shareholder meeting. Likewise, if the corporation indemnifies or advances expenses to a director, this shall be reported to all the shareholders with or before notice of the next shareholder's meeting.

     2.5   Fixing of Record Date.

          For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

          (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the board or any person specifically authorized by the board or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

          (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

          (c) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

          (d) With respect to actions taken in writing without a meeting (pursuant to Article II, 2.12), the date the first shareholder signs a consent;

          (e)  And   with   respect   to   a   distribution    to
               shareholders,   (other  than   one   involving   a
               repurchase or reacquisition of shares), the date the board authorizes the distribution.

          When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.6  Shareholder List.

          The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Article II, 2.6) and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting.
     The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, his agent, or attorney is entitled on written demand to inspect and, subject to the requirements of 2.13 of this Article II, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

     2.7  Shareholder Quorum and Voting Requirements.


          If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw or the Act require a greater number of affirmative votes.

     2.8  Increasing Either Quorum or Voting Requirements.

          For purposes of this 2.8 a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

          The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend, or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

          The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

          A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

     2.9  Proxies.

          At all meetings of shareholders, a shareholder may vote in person, or vote by proxy which is executed in writing, by the shareholder or which is executed by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

     2.10 Voting of Shares.

          Unless   otherwise  provided  in  the  articles,   each
     outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

          Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

          Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     2.11 Corporation's Acceptance of Votes.

          (a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

          (b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

               (1) The shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

               (2) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (3) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (4)  The  name  signed purports to be  that  of  a
                    pledgee,      beneficial      owner,       or
                    attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

               (5) Two or more persons are the shareholder as co-tenants or fiduciaries and the named signed purports to be the name of at least one of the co- owners and the person signing appears to be acting on behalf of all the co-owners.

          (c) The  corporation  is entitled  to  reject  a  vote,
              consent, waiver or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting, in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          (d) The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          (e) Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

     2.12  Informal Action by Shareholders.

          Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take the action and are entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book. If the act to be taken requires that notice be given to non-voting shareholders, the corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     2.13 Voting for Directors.

          Unless   otherwise   provided  in   the   articles   of
     incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.


     2.14 Shareholder's Right to Inspect Corporate Records.

          (a) Minutes and Accounting Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders or board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

          (b) Absolute Inspection Rights of Records Required at Principal Office. If he gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

               (1)  Its   articles   or  restated   articles   of
                    incorporation and all amendments to them currently in effect;

               (2)  Its   bylaws  or  restated  bylaws  and   all
                    amendments to them currently in effect;

               (3) Resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

               (4)  The  minutes  of all shareholders'  meetings,
                    and   records   of   all  action   taken   by
                    shareholders without a meeting, for the past three years;

               (5) All written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders.

               (6) A list of the names and business addresses of its current directors and officers; and

               (7) Its most recent annual report delivered to the Secretary of State.

          (c) Conditional Inspection Right. In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of a corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation,any of the following records of the corporation:

               (1) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (a) of this 2.13;

               (2)  Accounting records of the corporation; and

               (3)  The  record  of  shareholders  (compiled   no
                    earlier than the date of the shareholder's demand).

          (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for
               copies   of   any   documents  provided   to   the
               shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

          (e)  Shareholder   Includes  Beneficial   Owner.    For
               purposes of this 2.14, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

     2.15 Financial Statements Shall be Furnished to the
     Shareholders.

          (a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

          (b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation's accounting records:

               (1) Stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

               (2)  Describing   any  respects   in   which   the
                    statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

          (c) A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him the latest financial statements.

     2.16 Dissenter's Rights.

           Each shareholder shall have the right to dissent from and obtain payment for his shares when so authorized by the Act, articles of incorporation, these bylaws, or in a resolution of the board of directors.

                            ARTICLE III
                        BOARD OF DIRECTORS

     3.1  General Powers.

           Unless the articles of incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

     3.2  Number, Tenure, and Qualifications of Directors.

           Unless otherwise provided in the articles of incorporation, the number of directors of the corporation shall be not less than three (3) nor more than seven (7) until this bylaw is amended, the number of directors shall be five (5). Each director shall hold office until the next annual meeting of shareholders or until removed. However, if his term expires, he shall continue to serve with his successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Utah or shareholders of the corporation unless so required by the articles of incorporation.

     3.3  Regular Meetings of the Board of Directors.

           A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. (If so permitted by 3.7, any such regular meeting may be held by telephone.)

     3.4  Special Meetings of the Board of Directors.

           Special meetings of the board of directors may be called by or at the request of the president or any one director. The person authorized to call special meetings of the board of directors may fix any place, only within the county where this corporation has its principal office as the place for holding any special meeting of the board of directors, or if permitted by 3.7, such meeting may be held by telephone.

     3.5  Notice of, and Waiver of Notice for, Special Director
     Meetings.

            Unless the articles of incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two days previously thereto either orally or in writing. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of:

          (1)  When received;

          (2) Five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or

          (3)  The  date shown on the return receipt if  sent  by
               registered  or  certified  mail,  return   receipt
               requested, and the receipt is signed by or on behalf of the director

          Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.6  Director Quorum.

          If bylaw 3.2 establishes a fixed board size, a majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number.

          If bylaw 3.2 permits a variable-range size board (a board size set by resolution within a given range), a majority of the number of directors prescribed by resolution, (or if no number is prescribed the number in office immediately before the meeting begins) shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles require a greater number.

          Any amendment to this quorum requirement is subject to the provisions of 3.8 of this Article III.

     3.7  Directors, Manner of Acting.

          The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment which changes the number of directors needed to take action, is subject to the provisions of 3.8 of this
     Article III.

          Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct of the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

          A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless:

          (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or

          (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

          The right of dissent or abstention is not available to a director who votes in favor of the action taken.

    3.8  Establishing a "Supermajority" Quorum or Voting
          Requirement for the Board of Directors.

          For purposes of this 3.8, a "supermajority" quorum is a requirement that more than a majority of the directors in office constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

          A   bylaw   that  fixes  a  supermajority   quorum   or
     supermajority voting requirement may be amended or repealed:

          (1) If originally adopted by the shareholders, only by the shareholders (unless otherwise provided by the shareholders).

          (2) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

          A bylaw adopted or amended by the shareholders that fixes a supermajority quorum or supermajority voting requirement for the board of directors may provide that it may be amended or repealed only by a specified voce of either the shareholders or the board of directors.

       Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend, or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

     3.9  Director Action Without a Meeting.

          Unless the articles of incorporation provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors take the action, each one signs a written consent describing the action taken, and the consents are filed with the records of the corporation. Action taken by consents is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     3.10 Removal of Directors.

          The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the articles provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is not authorized, a director may be removed only if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

     3.11 Board of Director Vacancies.

          Unless   the   articles   of   incorporation   provided
     otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

     (1)  The shareholders may fill the vacancy;

     (2)  The board of directors may fill the vacancy; or

     (3)   If the directors remaining in office constitute  fewer
     than a quorum of the board, they may fill the vacancy by the
     affirmative  vote  of  a  majority  of  all  the   directors
     remaining in office.

          If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

           A vacancy that will occur at a specific later date
     (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

          The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

     3.12 Director Compensation.

          Unless otherwise provided in the articles, by resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

     3.13 Director Committees.

          (a) Creation of Committees. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

          (b) Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of:

               (1) A majority of all the directors in office when the action is taken; or

               (2) The number of directors required by the articles of incorporation to take such action, (or if not specified in the articles the numbers required by 3.7 of this Article III to take action).

          (c)  Required  Procedures.  3.4,  3.5,  3.6,  3.7,  3.8
               and 3.9 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

          (d) Authority. Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:

               (1)  Authorize distributions;

               (2) Approve or propose to shareholders action that the Utah Revised Business Corporation
                    Act requires be approved by shareholders;

               (3) Fill vacancies on the board of directors or on any of its committees;

               (4) Amend the articles of incorporation pursuant to the authority of directors, to do so granted by Section 10.02 of the Utah Revised
                    Business Corporation Act;

               (5)  Adopt, amend, or repeal bylaws;

               (6) Approve a plan of merger not requiring shareholder approval;

               (7) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

               (8) Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

     3.14 Chairman.

          The board of directors may elect from its own number a chairman of the board, who shall preside at all meetings of the board of directors, and shall perform such other duties as may be prescribed from time to time by the board of directors.

                            ARTICLE IV
                             OFFICERS

     4.1  Number of Officers.

           The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

     4.2  Appointment and Term of Office.

          The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term). If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in 4.3 of this Article IV.

     4.3  Removal of Officers.

          Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights

     4.4  President.

          The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     4.5  The Vice-Presidents.

          If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice presidency, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.) Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the board of directors; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     4.6  The Secretary.

          The secretary shall:

          (a)  Keep  the  minutes  of  the  proceedings  of   the
               shareholders and of the board of directors in one or more books provided for that purpose;

          (b)  See  that all notices are duly given in accordance
               with  the  provisions  of  these   bylaws  or   as
               required by law;

          (c) Be custodian of the corporate records and of any seal of the corporation and if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized;

          (d) When requested or required, authenticate any records of the corporation;

          (e)  Keep a register of the post office address of each
               shareholder  which  shall  be  furnished  to   the
               secretary by such shareholder;

          (f) Sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors;

          (g) Have general charge of the stock transfer books of the corporation; and

          (h) In general perform all duties incident to the office of secretary and such other duties as from time to time rnay be assigned to him by the president or by the board of directors.

     4.7  The Treasurer.

          The treasurer shall:

          (a) Have charge and custody of and be responsible for all funds and securities of the corporation;

          (b) Receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and

          (C) In general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

     4.8  Assistant Secretaries and Assistant Treasurers.

          The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

     4.9  Salaries.

          The salaries of the officers shall be fixed from time to time by the board of directors.

     4.10      Other Officers.

          Other officers may be elected by the board of directors and shall perform such duties and have such powers as may be assigned to them by the board of directors.

     4.11      Surety Bonds.

          If the board of directors shall so require, any officer or agent of the Corporation shall execute to the corporation a bond in such funds and with such surety or sureties as the board of directors may direct.

                             ARTICLE V
        INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND
                             EMPLOYEES

     5.1  Indemnification of Directors.

          Unless otherwise provided in the articles, the corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation, against liability incurred in the proceeding, but only if the corporation has authorized the payment in accordance with Section 906 of the Act and a determination has been made in accordance with the procedures set forth in
     Section 906(2) of the Act that the director met the standards of conduct in paragraph (a), (b) and (c) below.

          (a)    Standard  of  Conduct.   The  individual   shall
     demonstrate that:

               (1)  He conducted himself in good faith; and

               (2)  He reasonably believed:

                    (i)   In  the case of conduct in his official
               capacity with the corporation, that his conduct was in its best interests;

                    (ii) In all other cases, that his conduct was
               at least not opposed to its best interests; and

                    (iii)       In   the  case  of  any  criminal
                         proceeding, he had no reasonable cause to believe his conduct was unlawful.

          (b)  No Indemnification Permitted in Certain
     Circumstances.  The corporation
               shall not indemnify a director under this  5.1 of
          Article V:

                    (i) In connection with a proceeding by or in the right of the corporation which the director was adjudged liable to the corporation; or

                    (ii) In  connection with any other proceeding
                         charging  improper personal  benefit  to
                         him, whether or not involving action  in
                         his  official capacity, in which he  was
                         adjudged   liable  on  the  basis   that
                         personal benefit was improperly received by him.

          (c)  Indemnification  in  Derivative  Actions  Limited.
               Indemnification  permitted  under  this   5.1   of
               Article V in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     5.2  Advance Expenses for Directors.

          If a determination is made, following the procedures of
     Section 906 that the director has met the following requirements; and if an authorization of Payment is made, following the procedures and standards set forth in Section 906 of the Act then unless otherwise provided in the articles of incorporation, the company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

          (1) The director furnishes the corporation a written affirmation of his good faith belief that he has meet the standard of conduct described in 5.1 of this Article V;

          (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference w financial ability to make repayment); and

          (3)  A  determination is made that the facts then known
               to   those  making  the  determination  would  not
               preclude  indemnification  under   5.1   of   this
               Article V or the Act.

     5.3  Indemnification of Officers, Agents and Employees Who
     Are Not Directors.

          Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent consistent with public policy, as determined by the general or specific action of the board of directors.

                            ARTICLE VI
            CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  Certificates for Shares.

          (a) Content. Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice president and by the secretary or an assistant secretary and may be scaled with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.


          (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

          (c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock Transfer books of the corporation.

          (d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in Case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     6.2  Shares Without Certificates.

          (a) Issuing Shares Without Certificates. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

          (b) Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

               (1) The name of the issuing corporation and that it is organized under the law of this state;

               (2)  The name of the person to whom issued; and

               (3) The number and class of shares and the designation of the series, if any, of the issued shares.


          If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the valuation in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).

     6.3  Registration of the Transfer of Shares.

          Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     6.4  Restrictions on Transfer of Shares Permitted.

          The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

          A restriction on the transfer or registration of transfer of shares may be authorized:

          (1)  To  maintain the corporation's status when  it  is
               dependent  on  the  number  or  identity  of   its
               shareholders;

          (2) To preserve exemptions under federal or state securities law;

          (3) For any other reasonable purpose. A restriction on the transfer or registration of transfer of shares may;

               (1) Obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

               (2)  Obligate  the  corporation or  other  persons
                    (separately,        consecutively,         or
                    simultaneously) to acquire the restricted shares;

               (3) Require the corporation, the holders or any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable;

               (4)  Prohibit   the  transfer  of  the  restricted
                    shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

          A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by 6.2 of this Article VI with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

     6.5  Acquisition of Shares.

          The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.  If  the  articles  of  incorporation  prohibit  the reissue  of  acquired  shares, the  number  of  unauthorized shares is reduced by the number of shares acquired, effective upon amendment of the articles of incorporation, which amendment shall be adopted by the shareholders or the board of directors without shareholder action. The articles of amendment must be delivered to the Secretary of State and must set forth:

          (1)  The name of the corporation;

          (2) The reduction in the number of authorized shares, itemized by class and series; and

          (3) The total number of authorized shares, itemized by class and series, remaining after reduction of the shares.

     6.6  Lost or Destroyed Certificates.

          The board of directors may direct a new certificate to be issued to replace any certificate heretofore issued by the corporation and alleged to have been lost or destroyed if the owner makes an affidavit that the certificate is lost or destroyed. The board of directors may, at its discretion, require the owner of such certificate or has legal representative to give the corporation a bond in such sum and with such sureties as the board of directors may direct to indemnify the corporation and transfers, agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued with declaring any bond.

                            ARTICLE VII
                           DISTRIBUTIONS

     7.1  Distributions.

          The board of directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the corporation's articles of incorporation.

                           ARTICLE VIII
                          CORPORATE SEAL

     8.1  Corporate Seal.

          The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, State of Utah as the state of incorporation, and the words "Corporate Seal."

                            ARTICLE IX
               CONTRACTS, LOANS, CHECKS AND DEPOSIT

     9.1  Contracts.

          The board of directors may authorize any officer(s), or agent(s), to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

     9.2  Loans.

          No loan or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance, indebtedness, or liability of the corporation unless and except as authorized by the board of directors. Any such authorization may be either general confined to specific instances.

     9.3  Deposits.

          All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select, or as may be selected by an officer or agent so authorized by the board of directors.

     9.4  Checks and Drafts.

          All notes, drafts, acceptances, checks, endorsements, and evidences of indebtedness of the corporation shall be signed by the president and by the treasurer of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the board of directors from time to time may determine.

     9.5  Bonds and Debentures.

          Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice-president and by the treasurer or by the secretary and the seal of the corporation may, but need not, be affixed thereto.

                             ARTICLE X
                         EMERGENCY BYLAWS

     10.1 Emergency Bylaws.

          Unless the articles of incorporation provide otherwise,
     the following provisions of this Article IX,  9.1
     "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event. During such emergency:

          (a) Notice of Board Meetings. Any one member of the board of directors or any one of the following officers: president, vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

          (b) Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article M, 3.6) of the directors are present (including the officers serving as directors) shall constitute a quorum.

          (c)  Actions  Permitted  to be  Taken.   The  board  as
               constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

               (1) Officers' Powers. Prescribe emergency posers to any officer of the corporation;

               (2) Delegation Of Any Power. Delegate to any officer or director, any of the powers of the board of directors;

               (3)  Lines of Succession. Designate lines of
                    succession of officers and agents, in the event that any of them are unable to discharge their duties;

               (4)  Relocate   Principal   Place   of   Business.
                    Relocate the principal place of business,  or
                    designate    successive    or    simultaneous
                    principal places of business;

               (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.

                            ARTICLE XI
                            AMENDMENTS

     11.1 Amendments.

          The corporation's board of directors may amend or repeal the corporation's bylaws unless:

          (1) The articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or

          (2)  The   shareholders  in  adopting,   amending,   or
               repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

          (3)  The  bylaw either establishes, amends, or deletes,
               a   supermajority  shareholder  quorum  or  voting
               requirement (as defined in 2.7 of Article II).

          Any amendment which changes the voting or quorum requirement for the board must comply with Article III, 3.8, and for the shareholders, must comply with Article II,
      2.8.

          The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

                            ARTICLE XII
           EXEMPTION FROM CONTROL SHARES ACQUISITION ACT
          The provisions of the Control Shares Acquisition Act as
     set  out  in   61-6-1 et. Seq. as amended or any replacement
     Act shall not apply to control share acquisitions of shares of this Corporation.

          I  certify That the foregoing Bylaws of Terra  Systems,
     Inc., a Utah corporation, and that the same remain in effect unchanged to the present date.

          DATED:This 31st day of May, 1996.


                                /s/  Leonard K. Harmon
                               By:  Leonard K. Harmon, Secretary